EXHIBIT 3.1.5

                           SCHEDULE "A"

                LIBERTY PROPERTY LIMITED PARTNERSHIP
                       PARTNERSHIP INTERESTS
                      AS OF DECEMBER 31, 1997

                                                NUMBER OF
                                               PARTNERSHIP
            LIMITED PARTNERS                    INTERESTS
---------------------------------------        -----------

Balitsaris, Peter                                   34,969
Carr, Clai                                         118,198
Castorina, John                                     11,094
Congdon, George                                    307,030
Denny, Joseph                                      260,250
Felix, Jill                                        195,043
Fenza, Robert                                      187,670
Fitzgerald, Ward                                     9,344
Gildea, Larry                                       93,319
Goldschmidt, Robert                                 22,895
Hagan, Michael                                       9,343
Hammers, David                                     233,133
Kiel, Bob                                           14,491
Kline, Earl                                         18,820
Lutz, Jim                                           27,981
Mazzerralli, James                                  13,445
Messaros, Steve                                      7,246
Messaros, Sharon                                     7,245
Morrissey, Mary Beth                                 9,344
Price, Leslie                                      167,964
Reichert, Joseph                                    27,242
Rouse & Associates, Inc.                             4,652
Rouse, Willard                                     453,320
Trust Congdon Children                              92,825
Trust Hammers Children                              89,651
Trust for Mary Rouse                                11,223
Trust for Anne Rouse                                11,223
Trust for Rouse Younger Children                    67,338
Trust for Lori Hammers                               5,506
Weitzmann, Mike                                     42,312
Southeast Limited Partnership                      168,445
Liberty Special Purpose Corp.                       10,574
Lingerfelt, Rebecca                                  8,076
Trust J. Ryan Lingerfelt                            15,625
Trust Justin M. Lingerfelt                          15,625
Trust Daniel K. Lingerfelt                          15,625
Trust Catherine E. Lingerfelt                       15,625
Lingerfelt, Alan T.                                317,500
Lingerfelt, L. Harold                              164,375
Carpenter, James J.                                 78,750
Lingerfelt, David L.                                30,674
Ferguson, Morris U.                                  6,000
Lingerfelt, Carl C.                                 12,500
Wright, Murray H.                                    7,500
Latimer, Erle Marie                                 12,500
Mazel Investments LLC                               28,025
Stewart R. Stender                                  53,865
Robert C. Lux                                       53,864
NWBC Associates, Inc.                               28,191
330 Associates, Inc.                                 2,574
APEX Asset Management Corp.                         85,051
LPC of S.C., Inc.                                  487,742
Libco of Florida, Inc.                             283,238
Southchase Development Corp.                       203,214
Rouse & Associates Maryland Partnership             20,000
                                               -----------

Total Limited Partner Interests                  4,679,274


              General Partner
----------------------------------------

Liberty Property Trust - Preferred Units         5,000,000
Liberty Property Trust                                  GP


GP - The partnership units for Liberty Property Trust has not been reflected because there is no conversion of units to shares to the general partner.